 RIGHTS CERTIFICATE #:
 NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED DECEMBER [_], 2020  (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM INVESTORCOM, THE INFORMATION AGENT.

High Income Securities Fund
 a Massachusetts business trust

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Beneficial Interest of High Income Securities Fund

Estimated Subscription Price: $[___] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
 ON JANUARY 22, 2021, UNLESS EXTENDED BY THE COMPANY

                      REGISTERED
                                OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase one share of Beneficial Interest, without par value, of High Income Securities Fund, a Massachusetts business trust, at an estimated subscription price of $[__] per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of High Income Securities Fund Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Beneficial Interest available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus (the "Additional Subscription Privilege"). In addition, the Fund may issue additional shares up to 100% of the shares available in the Rights Offering to honor Additional Subscription Privilege requests. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Beneficial Interest. For Instructions on the use of High Income Securities Fund Subscription Rights Certificates, consult with InvestorCom, the Information Agent, at (877) 972-0090.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the seal of High Income Securities Fund and the signatures of its duly authorized officers.

Dated:  [_____________], 2020

   /s/ Andrew Dakos /s/ Phillip Goldstein
  President                  Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

 Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.
If delivering by first class mail: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	If delivering by overnight courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for shares pursuant to your Additional Subscription Right, please also complete line (b) and sign under Form 3 below.  To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Additional Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Additional Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x        $[___] =   $_______________

(no. of new shares)                          (estimated  (amount enclosed)
                  subscription price)

(b) EXERCISE OF ADDITIONAL SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Beneficial pursuant to your Additional Subscription Right:

I apply for ______________ shares x       $[____] =   $_______________
 (no. of new shares)                       (estimated) (amount enclosed)
                  subscription price)

(c) Total Amount of Payment Enclosed   =   $__________________

METHOD OF PAYMENT (CHECK ONE)

◻	Check or bank draft payable to “Broadridge Corporate Issuer Solutions, Inc.”

◻	Wire transfer of immediately available funds directly to the following account:
Routing number: 123000848
International/Swift code: USBKUS44IMT
Bank:	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 United States Beneficiary Account Name: Broadridge Account Number: 153910728465 For Further Credit Name: High Income Securities Fund

IMPORTANT: In the event that the Estimated Subscription Price is more than the Subscription Price on the Expiration Date, any resulting excess amount paid by you towards the purchase of Shares in this Rights Offering will be applied by the Fund towards the purchase of additional Shares under the Basic Subscription Privilege or, if you have exercised all of the Rights initially issued to you under the Basic Subscription Privilege, towards the purchase of an additional number of Shares pursuant to the Additional Subscription Privilege. If you desire that such excess not be treated by the Fund as a request to acquire additional Shares in the Rights Offering, and that such excess be refunded to you, you must place an "X" in the box at the end of this sentence: [   ]

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Beneficial Interests underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

________________________________________________________________

________________________________________________________________

________________________________________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s): ______________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: _______________________________________________
  (Name of Bank or Firm)

By:_______________________________________________________________
 (Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF HIGH INCOME SECURITIES FUND SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT INVESTORCOM, THE INFORMATION AGENT, AT (877) 972-0090.